Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

MICA FLO II, INC.

FIRST.                    The name of this corporation shall be:

MICA FLO II, INC.

SECOND.               Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD.                  The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.              The total number of shares of stock which this corporation is authorized to issue is:

One Thousand Five Hundred (1,500) Without Par Value

FIFTH.                   The name and mailing address of the incorporator is as follows:.

Kerry Spittel
Corporation Service Company 1013 Centre Road
Wilmington, DE 19805

SIXTH.                   The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-ninth day of April, A.D. 1998.

/s/ Kerry Spittel
Kerry Spittel
Incorporator